Subordination and Participation Agreement dated as of August
               2, 1999 (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Participation Agreement") among (i) Canadian Imperial Bank of Commerce as administrative agent and as collateral agent for the Banks referred to in the Credit Agreement defined below (in such capacities, the "Administrative Agent"); (ii) each of the banks listed in Section C of Schedule 1 hereto (each, a "Selling Bank" and collectively, the "Selling Banks"); (iii) Martin Crane L.L.C. (the "Initial Sponsor") and any other Person (acceptable to the Administrative Agent and the Required Banks) making any of the Sponsor Loans (as hereinafter defined) pursuant hereto (each, an "Additional Sponsor" and collectively, the "Additional Sponsors"); (iv) MMH Holdings, Inc., a Delaware corporation ("Holdings"); (v) Morris Material Handling, Inc., a Delaware corporation (the "Company") and Morris Material Handling, LLC, a Delaware limited liability Company ("MMH LLC"; the Company and MMH LLC may be referred to herein individually as a "U.S. Borrower" and collectively, as the "U.S. Borrowers") and (vi) each other Subsidiary of the Company listed on the signature pages hereto (such Subsidiaries, together with Holdings and the U.S. Borrowers, shall be referred to herein collectively as the "Credit Parties").

                             INTRODUCTORY STATEMENT

     Reference is hereby made to that certain Credit Agreement dated as of March 30, 1998 (as heretofore and hereafter amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, including, without limitation, by Amendment No. 2, the "Credit Agreement") among
(i) Holdings, (ii) the U.S. Borrowers, (iii) Morris Material Handling Equipment Limited, a company organized under the laws of England and Wales, (iv) Mondel ULC, an unlimited liability company organized under the laws of Nova Scotia, (v) Kaverit Steel and Crane ULC, an unlimited liability company organized under the laws of Nova Scotia, (vi) the Banks referred to therein, (vii) the New York branch of Credit Agricole Indosuez, as syndication agent for the Banks, (viii) BankBoston, N.A., as documentation agent for the Banks and (ix) the Administrative Agent.

     The Banks currently hold the Total Acquisition Term Loan Commitment under the Credit Agreement and have made Acquisition Term Loans to the U.S. Borrowers in the aggregate outstanding principal amount of $7,430,083 as of the date hereof.

     The Initial Sponsor desires to purchase from each of the Selling Banks, and each of the Selling Banks are willing to sell to the Initial Sponsor, an undivided participating interest in the unfunded Acquisition Term Loan Commitment of such Selling Bank in the amounts and in accordance with the terms and conditions hereinafter set forth.

     Each of the Sponsors (as hereinafter defined) acknowledges and agrees that any Acquisition Term Loans that are funded by the Sponsors in accordance with the terms of this Participation Agreement shall, in all respects, be subordinate and junior pursuant to the terms of, and as set forth in, this Participation Agreement, to all Loans made by the Banks and all Bank Obligations (as hereinafter defined) owing to the Administrative Agent and the Banks pursuant to the Credit Agreement.

                  NOW THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions: Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used herein, the following terms shall have the meanings set forth below:

               "Additional Sponsor Loan" shall mean any Acquisition Term Loan made after the Effective Date (such term being used herein as defined in Amendment No. 2) of Amendment No. 2 (i) which is made to the U.S. Borrowers pursuant to the Additional Sponsor Participation, (ii) which is funded by one or more of the Sponsors and (iii) the proceeds of which are to be utilized for working capital and other general corporate purposes.

               "Additional Sponsor Participation" shall mean the aggregate amount of the unfunded Acquisition Term Loan Commitments held by the Selling Banks in which the participations are being purchased pursuant to Section 2 hereof (which amount as of the date hereof does not exceed $22,569,917).

               "Amendment No. 2" shall mean that certain Amendment No. 2 dated as of August 2, 1999 to the Credit Agreement.

               "Bank Credit Termination Date" shall mean the date on which all of the Bank Obligations have been repaid in full in cash, each of the Commitments has been terminated in its entirety and all Letters of Credit have expired or been terminated, canceled or cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit.

     "Bank Obligations" shall mean the Obligations other than the Sponsor Obligations.

     "Initial  Sponsor  Loan"  shall have the  meaning  assigned to such term in
Section 3 hereof.

     "Insolvency Event" shall mean (a) any Credit Party or any Subsidiary thereof commencing any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official of it or for all or any substantial part of its assets; or (b) any Credit Party or any Subsidiary thereof making a general assignment for the benefit of its creditors or becoming unable, admitting in writing its inability, or failing generally, to pay its debts as they become due; or (c) there being commenced against any Credit Party or any Subsidiary thereof any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (d) there being commenced against any Credit Party or any Subsidiary thereof any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (e) any Credit Party or any Subsidiary thereof taking any action in furtherance of, or indicating its consent to, approval of, authorization of, or acquiescence in, any of the acts set forth in clause (a), (b), (c) or (d) above.

     "Obligations" shall mean all obligations (a) whether, direct or indirect, contingent or absolute, of every type or description and at any time existing, of the Borrowers to make due and punctual payment of (i) principal of and all interest on the Loans, the Commitment Commission, any reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of any of the Borrowers to any of the Agents, any Issuing Bank or any Bank under or in respect of the Credit Agreement, any Note, any other Credit Document or any fee letter, (ii) all amounts payable by any of the

Borrowers to any Bank under any Currency Protection Agreement or Interest Rate Agreement, provided that the Administrative Agent shall have received written notice thereof within ten (10) Business Days after execution of such Currency Protection Agreement or Interest Rate Agreement and (iii) amounts payable to Canadian Imperial Bank of Commerce in connection with any bank account maintained by any of the Borrowers or any other Credit Party at Canadian Imperial Bank of Commerce or any other banking services provided to any of the Borrowers or any other Credit Party by Canadian Imperial Bank of Commerce with respect to, or in any way related to, any of the Credit Documents (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) all other obligations of any of the Borrowers or any other Credit Party pursuant to the Credit Agreement and any other Credit Document.

     "Original Financial Covenants" shall mean the covenants set forth in Sections 7.10 through 7.13 of the Credit Agreement as in effect on March 30, 1998 (without giving effect to any change in such covenants after such date as a result of any waiver or amendment to the Credit Agreement).

     "Participation" shall have the meaning assigned to such term in Section 2 hereof.

     "PIK Interest" shall have the meaning assigned to such term in Section 5 hereof.

     "Reimbursement  Obligation" shall have the meaning assigned to such term in
Section 7(c)(iii).

     "Required Selling Banks" shall mean, at any time, one or more Selling Banks holding at least 51% of the aggregate Acquisition Term Loan Commitments held by the Selling Banks (or, if the Acquisition Term Loan Commitments shall have been terminated, Selling Banks holding at least 51% of the outstanding Acquisition Term Loans held by the Selling Banks).

     "Required Sponsors" shall mean, at any time, one or more Sponsors holding at least 51% of the outstanding Sponsor Loans (or, if no Sponsor Loans are outstanding, Sponsors holding at least 51% of the Additional Sponsor Participation).

     "Sponsor Loans" shall mean, collectively, the Initial Sponsor Loan and the Additional Sponsor Loans.

     "Sponsor Loan Repayment Date" shall mean the earlier to occur of (i) the Bank Credit Termination Date and (ii) the date on which the Company and its Subsidiaries have met the Original Financial Covenants for more than two (2) consecutive fiscal quarters, which date shall not be earlier than April 30, 2001.

     "Sponsor Obligations" shall mean all obligations of the Borrowers to make payment, at the times and on the terms set forth herein, of the unpaid principal amount of and interest on the Sponsor Loans.

     "Sponsor   Percentage"  shall  mean,  with  respect  to  any  Sponsor,  the percentage of the Additional Sponsor Participation purchased by such Sponsor as set forth in Section A of Schedule 1 hereto.

     "Sponsors" shall mean the Initial Sponsor and the Additional Sponsors.

     2. Sale and Purchase of a Participating Interest in Unfunded Acquisition Term Loan Commitments and Acquisition Term Loans. Upon and subject to the terms and conditions of this Participation Agreement, each Selling Bank hereby agrees to sell, transfer, and convey to the Initial Sponsor, and the Initial Sponsor hereby agrees to purchase, acquire and take from each of the Selling Banks by way of a sale without recourse, an undivided participating interest in the following:

               (1) (i)  the  percentage  and the  maximum  amount  specified  on
          Schedule 1 (as in effect on the Effective Date) of the unfunded Acquisition Term Loan Commitment of such Selling Bank pursuant to the Credit Agreement and (ii) any Acquisition Term Loans hereafter made by such Selling Bank in respect of such unfunded Acquisition Term Loan Commitment pursuant to the Credit Agreement, to the extent funded by the Initial Sponsor in accordance with the terms hereof;

               (2) any Acquisition Term Note issued to such Selling Bank, but only to the extent of any Sponsor Loans funded by the Initial Sponsor; and

               (3) any Credit Documents and any rights with respect to any Collateral, but only to the extent of any Sponsor Loans funded by the Initial Sponsor. (1)

                  After the Effective Date, if there is an Additional Sponsor which will be funding one or more Additional Sponsor Loans, then each of the then existing Sponsors hereby agrees to transfer to such Additional Sponsor a pro rata portion (or such other portion as the Sponsors may agree) of such existing Sponsor's participation in the unfunded Acquisition Term Loan Commitment so that such Additional Sponsor shall hold a participation in the unfunded Acquisition Term Loan Commitment in an amount at least equal to the Additional Sponsor Loan to be funded by such Additional Sponsor.

                  Upon and subject to the terms and conditions of this Participation Agreement, each Selling Bank hereby agrees to sell, transfer, and convey to each of the Additional Sponsors, if any, and each of the Additional Sponsors hereby agrees to purchase, acquire and take from each of the Selling Banks by way of a sale without recourse, an undivided participating interest in the following:

                  (x) any Acquisition Term Loans thereafter made by such Selling Bank in respect of such unfunded Acquisition Term Loan Commitment, pursuant to the Credit Agreement, to the extent funded by such Additional Sponsor;

                  (y) any Acquisition Term Note issued to such Selling Bank, but only to the extent of any Additional Sponsor Loans made by such Additional Sponsor; and

                  (z) any Credit Documents and any rights with respect to any Collateral, but only to the extent of any Additional Sponsor Loans made by such Additional Sponsor.

                  With respect to each Sponsor, each of the foregoing participating interests purchased from the Selling Banks (or the Initial Sponsor, if applicable) shall be referred to herein as such Sponsor's "Participation" and shall be deemed to include the right of each of the Sponsors to receive at the time and on the terms set forth herein, to the extent of its Participation, an amount equal to the amount of principal and interest received or collected by the Selling Banks in respect of the Sponsor Loans; provided, however, that each Sponsor's right to receive such amounts shall be subordinate and junior (as more fully set forth in Section 7 below) to the rights of the Administrative Agent and the Banks to receive and retain payment of the Bank Obligations (the "Retained Interests'). Each of the Selling Banks represents and warrants to the Sponsors that it is the legal and beneficial owner of the interests in which it is granting a Participation hereunder and that such interests are free and clear of any adverse claim. The obligations of the Selling Banks hereunder are several and not joint.

     3.  Acquisition Term Loan to be made on the Effective Date of Amendment No.
2. Each of the parties hereto hereby acknowledges and agrees that on the Effective Date, and as a condition of the effectiveness of Amendment No. 2, the Selling Banks shall make an Acquisition Term Loan to the U.S. Borrowers in the principal amount of $5,000,000 (such loan shall be referred to herein as, the "Initial Sponsor Loan") provided that (a) all conditions precedent to the making of such loan under the Credit Agreement have been satisfied; (b) 100% of such Initial Sponsor Loan shall have been funded by the Initial Sponsor pursuant to and in accordance with this Participation Agreement and (c) the effective date of Amendment No. 2 occurs on or before August 2, 1999. On the date the Initial Sponsor Loan is to be made, the Initial Sponsor will purchase its Participation hereunder and will pay to the Administrative Agent (for the benefit of each Selling Bank) by wire transfer, in U.S. Dollars, immediately available funds, $5,000,000 by no later than 2:00 p.m. (New York City time), or such other time as the Administrative Agent shall agree, on the date the Initial Sponsor Loan is to be made. The wire transfer instructions for the Administrative Agent are as follows:

                  BANK OF NEW YORK
                  NEW YORK, NY
                  ABA #021-000-018
                  FOR ACCOUNT OF: CIBC, NEW YORK BRANCH
                  ACCOUNT NO. 890-0331-046
                  FOR FURTHER CREDIT TO: AGENTED LOANS
                  ACCOUNT NO. 07-09611
                  ATTENTION: AGENCY SERVICES
                  REFERENCE: Morris Materials Handling

                  Notwithstanding anything to the contrary contained in the Credit Agreement, the Initial Sponsor Loan shall not be made by the Selling Banks unless and until the Administrative Agent shall have received the full amount of the Initial Sponsor Loan from the Sponsors in accordance with this Participation Agreement. The U.S. Borrowers hereby agree to give the Sponsors at least one (1) prior Business Day notice of the expected Effective Date of Amendment No. 2.

4. Additional Acquisition Term Loans pursuant to the Additional Sponsor Participation.

                  (a) Each of the parties hereto hereby acknowledges and agrees that (i) no Sponsor shall have any obligation to fund any Additional Sponsor Loans; and (ii) except as expressly provided in Section 5 below, any such Additional Sponsor Loans shall only be made in accordance with the provisions of subsection (B) of Section 1.12 of the Credit Agreement.

                  (b) If any Sponsor agrees to fund any Additional Sponsor Loan, then on the date such Additional Sponsor Loan is to be made by the Selling Banks, such Sponsor shall fund its participation therein and will pay to the Administrative Agent (on behalf of the Selling Banks) by wire transfer (as provided in Section 3 above) in U.S. Dollars, in immediately available funds, an amount equal to such Sponsor's participation in such Additional Sponsor Loan by no later than 2:00 p.m. (New York City time) on the date the Additional Sponsor Loan is to be made. The Additional Sponsor Loans may be funded by one or more of the Sponsors provided, that each Additional Sponsor Loan shall be approved by the Administrative Agent and the Required Banks prior to the funding thereof.

                  (c) Each of the parties hereto hereby acknowledges and agrees that the Banks shall not be required to fund any portion of the Initial Sponsor Loan or the Additional Sponsor Loans and that any such loans shall be funded solely by the Sponsors pursuant to, and in accordance with, this Participation Agreement. Each of the Borrowers acknowledges and agrees that it shall not request, and it shall not be entitled to receive, any Acquisition Term Loans funded by the Banks in excess of $7,430,082.82 (which is the amount of Acquisition Term Loans outstanding as of the date hereof).

5.       Terms of the Sponsor Loans.

     (1) The outstanding principal amount of the Sponsor Loans shall be payable to the Sponsors out of funds received by the Administrative Agent on behalf of the Selling Banks from the Borrowers, in cash, only on the Sponsor Loan Repayment Date. The Sponsor Loans shall accrue interest on the outstanding principal amount thereof plus interest accrued thereon from the date the Sponsor Loans are made until the Sponsor Loan Repayment Date at a rate per annum equal to the Eurodollar Rate plus 6.00%, compounded monthly (the "PIK Interest"). Interest on the Sponsor Loans shall be payable out of funds received by the Administrative Agent from the Borrowers, in cash, only on the Sponsor Loan Repayment Date. Subject to Section 7(c)(iii) hereof and notwithstanding anything else to the contrary contained in this Participation Agreement, nothing contained in this Participation Agreement, the Credit Agreement or the Acquisition Term Notes shall affect the right of the Sponsors to receive payment of principal and interest payable hereunder in accordance with the terms of this Participation Agreement.

     (2) Except to the extent expressly provided herein or in the Credit Agreement, the terms of the Sponsor Loans shall be the same as all other Acquisition Term Loans under the Credit Agreement.

     (3) The Administrative Agent, upon determining the applicable interest rate for the Sponsor Loans for any Interest Period, shall promptly notify the Sponsors and the applicable U.S. Borrower thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto. The Administrative Agent shall not be responsible for any error in connection with its determination of the applicable interest rate, or any action taken or omitted to be taken by the Administrative Agent as a result thereof, except for gross negligence or willful misconduct on the part of the Administrative Agent as determined by a final order or judgment of a court of competent jurisdiction.

6.       Waivers.

               (a) Each of the Sponsors acknowledges and agrees that it shall not be entitled to any of the rights of a participant pursuant to the Credit Agreement (except the right to repayment pursuant to the terms hereof and the right to receive interest at the rate provided for herein) and hereby expressly waives any such rights (including, without limitation, any rights that are granted under Section 11.04(b) of the Credit Agreement). Each of the Sponsors hereby agrees that, notwithstanding any term, phrase or provision contained herein, the Sponsors are purchasing participations in Acquisition Term Loans made or to be made by the Selling Banks and that all of its rights with respect to the Sponsor Loans are solely as set forth in this Participation Agreement.

                  (b) Each of the Selling Banks and each of the Sponsors hereby waives the obligation of the Borrowers to pay any Commitment Commission on the Additional Sponsor Participation.

                  (c) Until the Bank Credit Termination Date shall have occurred, each of the Sponsors hereby waives any and all rights, claims and privileges with respect to the Sponsor Loans and the Acquisition Term Loan Commitment (other than the right of repayment pursuant to this Participation Agreement, the right to receive interest at the rate provided for herein and any other right set forth in the Participation Agreement ) and expressly agrees that all such rights, claims and privileges with respect to the Sponsor Loans (other than the right of repayment pursuant hereto) and the Acquisition Term Loan Commitment shall remain with the Banks. Each Sponsor further agrees that, prior to the Sponsor Loan Repayment Date, all payments received pursuant to the Credit Agreement (including, without limitation, all scheduled payments and all mandatory and optional prepayments thereunder) shall be applied to the Bank Obligations until the Bank Credit Termination Date.

7.       Subordination; Repayment.

     (1) Subordination. Holdings, each Borrower and each other Credit Party, on the one hand, and each of the Sponsors, on the other hand, agrees, for itself and each future holder of the Sponsor Obligations, that the Sponsor Obligations are expressly "subordinate and junior in right of payment" (as that phrase is hereinafter defined) to all Bank Obligations. "Subordinate and junior in right of payment" means that:

               (1) no part of the Sponsor Obligations shall have any claim to the assets of any Credit Party on a parity with or prior to the claim of the Bank Obligations; and

               (2) until the Bank Credit Termination Date, other than payment due to the Sponsors on the Sponsor Loan Repayment Date in accordance with Section 5 hereof, no Sponsor will take, demand or receive from any Credit Party, and no Credit Party will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Sponsor Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Sponsor Obligations.

     (2) Additional Provisions Concerning Subordination. (i) The Sponsors and each Credit Party agree that upon the occurrence of any Insolvency Event:

                           (A) all Bank Obligations shall be paid in full in cash before any payment or distribution is made with respect to the Sponsor Obligations; and

                           (B) any payment or distribution of assets of any Credit Party, whether in cash, property or securities, to which any Sponsor would be entitled except for the provisions hereof shall be paid or delivered by such Credit Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Administrative Agent, for the account of the Banks, to the extent necessary to pay in full in cash all Bank Obligations, before any payment or distribution shall be made to any Sponsor.

                  (ii) If any payment or distribution, whether consisting of money, property or securities, be collected or received by any Sponsor in respect of the Sponsor Obligations, such Sponsor forthwith shall deliver the same to the Administrative Agent for the account of the Banks, in the form received, duly endorsed to the Administrative Agent, if required, to be applied to the payment or prepayment of the Bank Obligations until the Bank Obligations are paid in full in cash. Until so delivered, such payment or distribution shall be held in trust by such Sponsor as the property of the Banks, segregated from other funds and properly held by such Sponsor.

     (3) Rights. (i) So long as the Bank Obligations have not been paid in full in cash, whether or not any "Insolvency Event" has occurred,

                  (A) no Sponsor will (1) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral, any Credit Document or this Participation Agreement (other than the right to receive payment under Section 5 hereof on or after the Sponsor Loan Repayment Date) or (2) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or (3) contest, protest or object to any foreclosure proceeding or action brought by any of the Agents or any Bank or any other exercise by any of the Agents or any Bank of any rights and remedies under any of the Credit Documents; and

                  (B) the Administrative Agent and the requisite number of Banks shall have the exclusive right to administer the Credit Agreement and the other Credit Documents and to enforce any and all rights and exercise any and all remedies with respect thereto and the Collateral.

                  (ii) In exercising rights and remedies with respect to the Credit Agreement, the other Credit Documents and the Collateral, the
Administrative Agent and the requisite number of Banks may enforce the provisions of the Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or any other applicable law of any applicable jurisdiction.

                  (iii) Contemporaneously with and effective upon the occurrence of the Bank Credit Termination Date, the Credit Documents and all remaining obligations thereunder shall be deemed assigned to the Sponsors without representation, warranty or recourse of any kind or nature whatsoever (other than beneficial ownership) and without the necessity of any further action by any party. From and after the Bank Credit Termination Date, if the Sponsors, or any of them, shall receive any payment on account of the Sponsor Loans and if the Selling Banks are required to return to any of the Credit Parties, or any of their respective bankruptcy estates, any amounts received in respect of the Bank Obligations, then the Sponsors hereby agree to reimburse the Selling Banks an amount equal to the lesser of (a) the amounts returned by the Selling Banks to any of the Credit Parties or their respective bankruptcy estates, and (b) the amounts received by the Sponsors on account of the Sponsor Loans less any amounts that the Sponsors have previously returned to any of the Credit Parties or any of their respective bankruptcy estates (subclauses (a) and (b) above being collectively referred to as the "Reimbursement Obligations"). The Reimbursement Obligations shall be secured by a retained security interest in favor of the Administrative Agent for the benefit of the Selling Banks in the obligations due under the Credit Documents and all collateral and guaranties securing such obligations. Following the effectiveness of the assignment referenced above, the Administrative Agent may resign as Administrative Agent and in such event, the Sponsors may appoint a successor Administrative Agent in accordance with the terms of the Credit Agreement. The Sponsors agree to promptly execute and deliver or cause to be executed and delivered all such other and further instruments and documents, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required, in order to perfect and protect the security interest granted hereunder and to enable the Administrative Agent, on behalf of the Selling Banks, to enforce the security granted hereunder.

                  (iv) Any payment collected under the Credit Agreement (including, but not limited to, scheduled payments of principal and interest, mandatory prepayments and optional prepayments thereunder) or under any other Credit Document and money, property or securities realized upon the sale, disposition or other realization by the Agents upon all or any part of the Collateral, shall be applied by the Agents in the following order:

                  (A) First, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by the Agents or the Banks in connection with the collection of any of the Bank Obligations, the realization on the Collateral or the protection of their rights and interests with respect thereto; and

                  (B) Second, to the payment in full of all Bank Obligations in such order as provided in the Credit Documents, giving effect to the subordination provisions of this Participation Agreement; and

                  (C)      Third,   to  the  payment  in  full  of  all  Sponsor
                           Obligations as provided for by this Participation Agreement; and

                  (D)      Fourth,   as directed   by  a  court   of   competent
                           jurisdiction or returned to the applicable Credit Parties.

provided, that if the Sponsor Loan Repayment Date occurs prior to the Bank Credit Termination Date, then the Sponsors may receive payment in accordance with Section 5 hereof without prior application as provided in subclauses (A) and (B) above.

                  (v) The Administrative Agent's and the Banks' rights with respect to the Collateral include the right to release any or all of the Collateral from the Lien of any Credit Document or in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Bank Obligations or Sponsor Obligations.

     (4) Consents of Sponsors. Each Sponsor hereby agrees that, without the necessity of any reservation of rights against any Sponsor, and without notice to or further assent by any Sponsor:

          (A) any demand for payment of any Bank Obligations or any Sponsor Obligations made by any of the Agents or any Bank may be rescinded in whole or in part by any such Agent or any such Bank, and any Bank Obligation or Sponsor Obligation may be continued, and the Bank Obligations and the Sponsor Obligations, or the liability of any Borrower, any Credit Party or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of Holdings, any Borrower, any Credit Party or any other party under the Credit Agreement or any other Credit Document, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Bank; and

          (B) the Credit Agreement, any Note and any other Credit Document may be amended, amended and restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the requisite number of Banks may deem advisable from time to time, and any Collateral at any time held by the Administrative Agent or the Banks for the payment of any of the Bank Obligations or any of the Sponsor Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by any Sponsor, which will remain bound under this Participation Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

     (5) Bank Obligations Unconditional. All rights and interests of the Agents and the Banks hereunder, and all agreements and obligations of the Sponsors, Holdings, the Borrowers and any other Credit Party hereunder, shall remain in full force and effect irrespective of:

(1) any lack of validity or enforceability of any of the Credit Documents, any Currency Protection Agreement, any Interest Rate Agreement or this Participation Agreement;

(2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Obligations or the Sponsor Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Credit Agreement, any other Credit Document, any Interest Rate Agreement, any Currency Protection Agreement or this Participation Agreement;

(3) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Bank Obligations or the Sponsor Obligations or any guarantee thereof; or

(4) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Holdings, any of the Borrowers or any other Credit
                           Party in respect of the Bank Obligations or the Sponsor Obligations, or of any Sponsor or Holdings, Borrowers, or any other Credit Party in respect of this Participation Agreement.

(6)                        Provisions Applicable After Bankruptcy; No Turnover.

(1) The provisions of this Participation Agreement shall continue in full force and effect notwithstanding the occurrence of any event contemplated under clauses
                           (a) or (c) of the definition of "Insolvency Event."

(2)                        To the extent that any  Sponsor  has or acquires  any
                           rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Collateral, such Sponsor hereby agrees not to assert such rights without the prior written consent of the Administrative Agent, provided, that, if requested by the Administrative Agent, such Sponsor shall seek to exercise such rights in the manner requested by the Administrative Agent.

(3) No Sponsor or any Affiliate thereof (other than Canadian Imperial Bank of Commerce, CIBC, Inc. and Credit Agricole Indosuez) shall, prior to and upon the occurrence and during the continuance of any event or proceeding described in clause (a) or clause
                           (c) of the definition of "Insolvency Event" commenced by or against any Credit Party, extend credit or make other financial accommodations to any Credit Party that is entitled to priority or loan status superior or equal to that granted to the Agents and the Banks pursuant to the Credit Documents.

     8. Consent to Amendment No. 2. The Sponsors hereby consent to the terms and provisions of Amendment No. 2. Each Sponsor waives any and all notice of the creation, renewal, extension or accrual of any of the Bank Obligations or any of the Sponsor Obligations, the notice of or proof of reliance by the Banks upon this Participation Agreement and notice of protest, demand for payment and notice of default. Amendment No. 2 shall be deemed conclusively to have been entered into by the Banks in reliance upon this Participation Agreement.

     9. Repayment of Certain Amounts by the Sponsors; Payment by Agent.
(a) If the Administrative Agent or any Bank shall pay any amount to a Sponsor pursuant hereto in the belief or expectation that a related payment has been or will be received or collected in connection with the Sponsor Loans or with any of the Credit Documents and such related payment is not received or collected by the Administrative Agent or the appropriate Bank, as the case may be, then such Sponsor will promptly on demand return such amount to the Administrative Agent, together with interest thereon at the Effective Federal Funds Rate (as defined below). If the Administrative Agent or any Bank shall determine at any time that any amount received or collected by it and subsequently paid to any of the Sponsors must be returned to either of the U.S. Borrowers or paid to any other Person pursuant to any insolvency law, any sharing clause in any document or otherwise, then, notwithstanding any other provision of this Participation Agreement to the contrary, neither the Administrative Agent nor any Bank shall be required to distribute any portion thereof to any Sponsor, and the applicable Sponsors will promptly on demand by the Administrative Agent repay (which obligation shall survive the termination of this Participation Agreement) any portion thereof that either the Administrative Agent or any Bank shall have distributed to any Sponsor, together with interest thereon at such rate, if any, as shall be paid to the U.S. Borrowers or such other Person with respect thereto. As used herein, "Effective Federal Funds Rate" shall mean, for any day, the weighted average of the per annum rates on overnight Federal funds transactions, with members of the Federal Reserve System, only, arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

                  (b) On or after the occurrence of the Sponsor Loan Repayment Date, the Administrative Agent will cause to be distributed on the same day received (if payment is actually received by the Administrative Agent in New York prior to 2:00 P.M. (New York time) on such day) funds relating to the payment of principal or interest on the Sponsor Loans ratably to the Sponsors entitled to receive any such payment. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day received (if payment is actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day), the Administrative Agent shall pay to each Sponsor its ratable amount thereof and each such Sponsor shall be entitled to receive from the Administrative Agent upon demand, interest on such amount at the Federal Funds Rate (according to the U.S. Council on International Banking Interbank Compensation Rules), until the date the Administrative Agent pays such amount to such Sponsor. If payment is received by the Administrative Agent in New York later than 2:00 P.M. (New York time), such payment shall be deemed to have been made on the next succeeding Business Day.

     10.      No Responsibility of the Administrative Agent or the Banks.

     (1) Each of the Sponsors acknowledges that as a direct or indirect equity owner of Holdings, the direct or indirect (as applicable) corporate parent of each of the U.S. Borrowers, it has had and will continue to have, complete access to the Credit Documents and all other documents and information relating to the Loans under the Credit Agreement. Neither the Administrative Agent nor any of the Banks makes any representation, and shall have no responsibility, with respect to (i) any financial information, certificates, receipts or other documents furnished or to be furnished to the Sponsors in connection with the Sponsor Loans or the Participations; (ii) the due execution, validity or enforceability of the Loans or any of the Credit Documents; (iii) the collectibility of the Loans or the sufficiency or transferability of any Collateral or security therefor; (iv) the priority or perfection of any Lien in respect of the Loans or any of the Credit Documents; (v) the financial or other condition of the U.S. Borrowers, any of the other Credit Parties or any other Person or (vi) the performance of the U.S. Borrowers or any of the Credit Parties of their obligations under any of the Credit Documents. Each of the Sponsors represents that it has made such independent investigation and determination of the foregoing matters as it considers appropriate, and accepts full responsibility therefor. Neither the Administrative Agent nor any Bank shall be liable to a Sponsor for any error in judgment or for any action taken or omitted to be taken by the Administrative Agent or such Bank or any of their respective agents except for gross negligence or willful misconduct of the Administrative Agent or any such Bank, as applicable, as determined by a final order or judgment of a court of competent jurisdiction.

     (2) None of the Administrative Agent or any Bank will have any obligation whatsoever to furnish to the Sponsors copies of any document, certificate, report and financial statement which the Administrative Agent or any Bank shall receive or generate from time to time with respect to the Credit Documents. Each of the Sponsors acknowledges and agrees that (i) it has no right to receive any of the documents, certificates, reports or financial statements which the Administrative Agent or any Bank shall receive or generate from time to time with respect to the Credit Documents and (ii) it is not entitled to access to confidential or privileged information or any information which the
Administrative Agent or any Bank is prohibited from disclosing by the Credit Agreement or any other Credit Document. Failure of the Administrative Agent or any Bank to provide any information to the Sponsors shall not result in any liability of the Administrative Agent or any Bank.

11.      Rights under the Credit Documents.

     (1) The Administrative Agent and the Selling Banks shall retain all their respective rights and powers under the Credit Documents other than the right to retain for their own account amounts of principal and interest on the Sponsor
Loans allocable to the Participations and to be paid to the Sponsors in accordance with this Participation Agreement.

     (2) The Administrative Agent and the Banks shall continue to administer all the Loans under the Credit Agreement and all the Credit Documents. Each of the Sponsors hereby irrevocably designates the Administrative Agent and the requisite number of Banks under the Credit Documents as its exclusive agents for the administration of the Sponsor Loans and enforcement of the Credit Documents. The Administrative Agent and the Banks accept such appointment on the understanding that (i) they may use their sole discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, which may be vested in any of them or which they may be entitled to take or assert under or in respect of any of the Credit Documents, including, without limitation, rights and actions, relating to any waiver or amendment of any term thereof; (ii) they shall not be liable to any Sponsor with respect to anything any of them may do or omit to do in relation to the Loans other than to account in accordance with this Participation Agreement for moneys actually received which are allocable to Participations in accordance with this Participation Agreement above; and (iii) the Administrative Agent and the Banks may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking, trust or other business with, the U.S. Borrowers, any of the other Credit Parties or any other Person having obligations relating to the Loans, or the Credit Documents and receive payment on such loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if the Participations did not exist. Without limiting the generality of the foregoing, the Administrative Agent and the Banks (x) may rely upon the advice of legal counsel, accountants and other experts (including those retained by the U.S. Borrowers) and upon any written communication or any telephone conversation believed to be genuine and correct or to have been signed, sent or made by the proper person or entity; (y) shall not be required to make any inquiry concerning the performance by the U.S. Borrowers, any of the other Credit Parties or any other Person of any of its obligations and liabilities under or relating to the Loans, the Credit Documents or the Collateral; and (z) shall have no obligation to make any claim against, or to assert any Lien upon, any property held by any of them or to assert any offset there against.

     (3) The Credit Agreement provides for the election of the duration of interest periods applicable to Loans thereunder. Neither the Administrative Agent nor any of the Selling Banks will have any obligation to advise any Sponsor of any notice the Administrative Agent or such Selling Bank receives of any such election; provided, however, that upon the request of any Sponsor, the Administrative Agent will advise such Sponsor of any such elections made by the U.S. Borrowers with respect to the Sponsor Loans.

     (4) Without limiting the generality of the foregoing, the Administrative Agent and each Selling Bank reserves the right, in its sole discretion in each instance, without prior notice to any Sponsor (a) to agree to the modification or waiver of any of the terms of the Credit Agreement or any other Credit Document, (b) to consent to any action or failure to act by the Borrowers or any other Credit Party to the Credit Documents and (c) to exercise or refrain from exercising any rights or remedies which the Administrative Agent or such Selling Bank may have under the Credit Agreement or any other Credit Document, including, without limitation, the right at any time, in its sole discretion, to declare, or refrain from declaring, any Loan and/or any Note due and payable when permitted to do so pursuant to the Credit Agreement and to foreclose and sell and otherwise deal with, or refrain from foreclosing and selling or otherwise dealing with, any Collateral or to enforce, or refrain from enforcing, the Credit Documents.

     12. Legal Action; Reimbursement of Expenses therefor. Until the Bank Credit Termination Date, each of the Sponsors agrees not to assert any direct right of legal redress against either of the U.S. Borrowers, any of the other Credit Parties or any other Person having obligations relating to the Loans or the Credit Documents, with respect to the Sponsor Loans or the Credit Documents. Each of the Sponsors hereby authorizes the Administrative Agent and the requisite number of Banks to take legal action to enforce or protect their interests with respect to the Loans and the Credit Documents as they may from time to time see fit. If the Administrative Agent incurs any liabilities, costs or expenses (including without limitation those for legal services) in connection with the Loans or the Credit Documents, with any actual or proposed amendment or waiver of any term thereof or restructuring or refinancing thereof or with any effort to enforce or protect any rights or interest with respect thereto, then each of the Sponsors will reimburse the Administrative Agent on demand for such Sponsor's pro rata share of any portion of such liabilities, costs and expenses which is not reimbursed by or on behalf of the U.S. Borrowers, which reimbursement obligation will survive the termination of this Participation Agreement.

13.      Assignments and Participations.

     (1) Any Bank may at any time or from time to time grant to others assignments of, or participations in, its Commitments and the Loans under the Credit Agreement, provided, that (i) no Bank shall grant participations in the portion of the Acquisition Term Loan Commitment and the Loans allocated to the Participations herein and (ii) each assignee under any such assignment shall expressly assume the rights and obligations under this Participation Agreement. Any such assignment or participation shall continue to be treated as a Retained Interest and any holder of such an assignment or participation shall be entitled to the benefits of the subordination set forth in Section 7 hereof.

     (2) None of the Sponsors will sell, assign, transfer or otherwise dispose of , or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon, the Sponsor Obligations, the Additional Sponsor Participation or any of the Sponsor Loans or any portion of any thereof, or grant any subparticipation therein, without the prior written consent of the Administrative Agent and the Required Banks; provided, that any sale, assignment, transfer or other disposition to (i) Harnischfeger Corporation which is consummated within 45 days of the Effective Date (or such later date established by court order; provided, that any motion or application seeking such court order shall have been filed with the applicable court within 30 days of the Effective Date) or (ii) to a Person who is a direct or indirect equity owner of the Company on the Effective Date, shall not require the prior written consent of the Administrative Agent and the Required Banks.

     14. Performance by Agents or Employees. The Administrative Agent and the Banks may perform any of their obligations under any Credit Documents and hereunder by or through agents or employees and neither shall be liable for any actions taken or omitted under the Credit Documents or hereunder.

          15. Representations and Agreements by Sponsors.

          (1) Each Sponsor represents and warrants to the Agents and the Banks that:

          (1) such Sponsor has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Participation Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Participation Agreement;

          (2) this Participation Agreement constitutes a legal, valid and binding obligation of such Sponsor;

          (3) the execution, delivery and performance of this Agreement will not violate any provisions of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to any Sponsor or any indenture, mortgage, deed of trust, agreement or other instrument to which any Sponsor is a party and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Sponsor pursuant to any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality affecting any Sponsor or any indenture, mortgage, deed of trust, agreement or other instrument to which any Sponsor is a party;

          (4) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Sponsor), is required in connection with the execution, delivery, performance, validity or enforceability of this Participation Agreement;

          (5) such Sponsor has not entered into any agreement or relationship with any other Person that would prevent it from entering into this Participation Agreement; and

          (6) such Sponsor is a direct or indirect equity owner of the Company and if such Sponsor is a limited liability company, each of its members is a direct or indirect equity owner of the Company and if such Sponsor is a partnership, each of its partners is a direct or indirect equity owner of the Company.

     (2) Each Sponsor confirms that (i) it has entered into this Participation Agreement on the basis of its own credit evaluation of, or independent commercial relationship with, the Credit Parties, based on such documents and information as such Sponsor has deemed appropriate, independently and without reliance upon the Administrative Agent or any of the Banks, (ii) the Administrative Agent and the Banks have made no representations or warranties to such Sponsor except for the representation and warranty expressly set forth in the penultimate sentence of Section 2 hereof and (iii) no act hereafter taken by the Administrative Agent or any of the Banks, including, without limitation, any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Banks to any Sponsor.

     (3) Each Sponsor will continue to make, independently and without reliance upon the Administrative Agent or any of the Banks, and based on such documents and information as it deems appropriate, its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Credit Parties.

16.      Entire Agreement.

     (1) This Participation Agreement supersedes any prior agreement, and sets forth the entire agreement between the parties relating to the subject matter hereof. None of the Agents or any Bank shall have any liability or obligation to any Sponsor relating to the Participation or the Loans except as specifically set forth in this Participation Agreement.

     (2)  In  the  event  of  any  inconsistency   between  the  terms  of  this
Participation Agreement and those of the Credit Agreement or any Acquisition Term Note, the terms of this Participation Agreement shall control.

     (3) All determinations made by the Administrative Agent or any Bank relating to the Participations or the Loans shall be conclusive and binding on the Sponsors, absent manifest error.

     17. Invalidity; Severability. If any provision hereof would be invalid under applicable law, then such provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision of this Participation Agreement being held invalid.

     18. Notices. All notices, requests and demands under this Participation Agreement to be effective shall be in writing (or by telex, facsimile or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five (5) Business Days after deposit in the mails by certified mail, return receipt requested, or (c) if by telex, facsimile or similar electronic transfer, when sent and receipt has been confirmed, if addressed to the applicable party to whom such notice, request or demand is given or made, at its address or transmission number for notices provided on Schedule 2 hereto. The parties hereto may change their addresses and transmission numbers for notices by giving notice in the manner provided in this Section.

     19. Waivers and Amendments; Successors and Assigns.

     (1) None of the terms or provisions of this Participation Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, the Required Selling Banks, the Required Sponsors and, if rights or obligations of Credit Parties are adversely affected, the Credit Parties.

     (2) This Participation Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     20. Indemnity by the Sponsor. Each Sponsor agrees (a) to indemnify and hold harmless the Administrative Agent, each Selling Bank and its directors, officers, employees, attorneys and agents (each an "Indemnified Party") (to the full extent permitted by applicable law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to each Indemnified Party an amount equal to the amount of all costs and expenses, including legal fees and disbursements, solely with regard to both (a) and (b), growing out of or resulting from any misrepresentation or breach of this Participation Agreement (including, without limitation, in respect of any breach of representation or warranty set forth in Section 15 hereof) or the Credit Documents by the Sponsor, but excluding therefrom, in each case, all claims, losses, damages and liabilities of an Indemnified Party arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction. The foregoing indemnity agreement includes any costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Indemnified Party or by any other Person either against the Indemnified Party or in connection with which any Indemnified Party is called as a witness or deponent, including, but not limited to, any out-of-pocket costs incurred by the Indemnified Party in appearing as a witness or in otherwise complying with legal process served upon it. To the extent indemnification payments made by a Sponsor pursuant to this Section 20 are subsequently recovered by an Indemnified Party from any other Person (including, without limitation, any Credit Party) such Indemnified Party will promptly refund such payments to such Sponsor.

     The indemnity contained in this Section 20 shall survive the expiration or earlier termination of this Participation Agreement.

     21. Payments under Chartwell Management Consulting Agreement. The parties hereto hereby agree that, from and after the Effective Date, notwithstanding anything to the contrary contained herein, in the Credit Agreement or in the Chartwell Management Consulting Agreement, Chartwell shall be entitled to receive payment for management services pursuant to the Chartwell Management Consulting Agreement in an amount not to exceed $500,000 in cash on or about each April 1 and October 1 of each year plus reasonable expenses; provided, however, that (a) 50% of such fees due on each such date to Chartwell shall be deferred until the Sponsor Loan Repayment Date and (b) 100% of such fees shall accrue and not be paid by the Company at any time after the occurrence and during the continuance of an Event of Default pursuant to Section 8.01 of the Credit Agreement until such Event of Default is cured, whereupon (1) if it is prior to the Sponsor Loan Repayment Date, 50% of such accrued and unpaid fees may be paid to Chartwell and (2) if it is on or after the Sponsor Loan Repayment Date, 100% of such accrued and unpaid fees may be paid to Chartwell.

     22. CHOICE OF LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS PARTICIPATION

AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY CREDIT DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER
PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS PARTICIPATION AGREEMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     24. SERVICE OF PROCESS. EACH SPONSOR AND EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS PARTICIPATION AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, A BANK OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR SUCH BANK (AS APPLICABLE). EACH SPONSOR AND EACH CREDIT PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR
PROCEEDING IS IMPROPER OR THAT THIS PARTICIPATION AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A BANK IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SPONSOR AND EACH CREDIT PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 18 HEREOF. EACH SPONSOR AND EACH CREDIT PARTY AGREES THAT

ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND EACH BANK. FINAL JUDGMENT AGAINST A SPONSOR OR A CREDIT PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION
(A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS, LIABILITY OR OTHER OBLIGATION OF A SPONSOR OR A CREDIT PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT, THE ADMINISTRATIVE AGENT, AND TO THE EXTENT PERMITTED BY THE CREDIT DOCUMENTS, ANY BANK MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SPONSOR OR A CREDIT PARTY OR ANY OF THEIR RESPECTIVE ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH SPONSOR, SUCH CREDIT PARTY OR SUCH ASSETS MAY BE FOUND.

     25. Execution in Counterparts. This Participation Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Participation Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Participation Agreement.

     26. Expenses. Whether or not this Participation Agreement becomes effective or the transactions contemplated hereby are consummated, each of the Borrowers agrees, on a joint and several basis, to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Participation Agreement and any other documentation contemplated hereby, including, but not limited to, the fees and disbursements of counsel for the Administrative Agent.

     27. Headings. The headings of this Participation Agreement are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Participation Agreement.

     28. Provisions Relating to Collateral and Loan Documents.

     (1) All Credit Documents shall be held by the Selling Banks or their respective agents in their respective names; provided, however, that to the extent of the Sponsor's undivided Participation, in accordance with this Participation Agreement, the Credit Documents shall be held by the Selling Bank or its agent for the benefit of the Sponsors.

     (2) All Collateral shall be held by the Administrative Agent on behalf of the Selling Banks. (1)

     (3)  Notwithstanding  the  provisions  of  paragraphs  (a)  and (b) of this
Section 28, the Sponsors shall have no interest in (i) any property taken as collateral security for any other loan or loans (other than in connection with the Credit Agreement) made to a Borrower by a Selling Bank or (ii) any property now or hereafter in the possession or control of the Administrative Agent or a Selling Bank or its agent which may be or become collateral security for the Loans by reason of (A) the general description contained in any general loan agreement, note, security agreement or other collateral document (other than the Credit Agreement or other Credit Document) held by the Administrative Agent or a Selling Bank or (B) any right of set-off, counterclaim, banker's lien or otherwise, provided, however, that if such property or the proceeds thereof shall be applied in reduction of the Loans, then the Sponsors shall be entitled to its share in such application to the extent provided herein.

     29. Further Assurances. The Sponsor and each Credit Party, at their own expense and at any time from time to time, upon the written request of the Administrative Agent, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonable may request for the purposes of obtaining or preserving the full benefits of this Participation Agreement and of the rights and powers herein granted.

     30. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Participation Agreement are coupled with an interest and are irrevocable until the Bank Credit Termination Date.

                            [Signature Pages follow.]

     Subordination and Participation Agreement IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed by their respective duly authorized officers.

ADMINISTRATIVE AGENT:
CANADIAN IMPERIAL BANK
OF COMMERCE, as Administrative Agent


By:______________________________
     Name:
     Title:


SELLING BANKS:

CIBC INC.


By:______________________________
     Name:
     Title:


CREDIT AGRICOLE INDOSUEZ


By:______________________________
     Name:
     Title:


By:______________________________
     Name:
     Title:


BANKBOSTON, N.A.


By:______________________________
     Name:
     Title:

ABN-AMRO BANK N.V.


By:______________________________
      Name:
      Title:


BANK AUSTRIA CREDITANSTALT
  CORPORATE FINANCE, INC.


By:______________________________
      Name:
      Title:


By:______________________________
      Name:
      Title:


THE FIRST NATIONAL BANK OF CHICAGO


By:______________________________
      Name:
      Title:


FIRST UNION NATIONAL BANK


By:______________________________
      Name:
      Title:

FLEET NATIONAL BANK


By:______________________________
      Name:
      Title:

RIGGS BANK N.A.


By:______________________________
      Name:
      Title:


FLEET BUSINESS CREDIT CORPORATION


By:______________________________
      Name:
      Title:


WELLS FARGO BANK, N.A.


By:______________________________
      Name:
      Title:


SPONSORS:

MARTIN CRANE L.L.C.


By:______________________________
      Name:
      Title:

ACKNOWLEDGED AND AGREED TO BY:

CREDIT PARTIES:

MMH HOLDINGS, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


MORRIS MATERIAL HANDLING, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


MORRIS MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


MORRIS MATERIAL HANDLING
  EQUIPMENT LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


MONDEL ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

KAVERIT STEEL AND CRANE ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


MHE TECHNOLOGIES, INC.


By: /s/ David W. Dupert
      Name: David W. Dupert
      Title:   President


PHMH HOLDING COMPANY


By: /s/ David W. Dupert
      Name: David W. Dupert
      Title:   President


MATERIAL HANDLING EQUIPMENT
  NEVADA CORPORATION


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


CMH MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager

EPH MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


HARNISCHFEGER DISTRIBUTION &
  SERVICE, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


HPH MATERIAL HANDLING, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


MERWIN, LLC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Manager


MORRIS MECHANICAL HANDLING, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

MPH CRANE, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


NPH MATERIAL HANDLING, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


PHME SERVICE, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


SPH CRANE & HOIST, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


MHE CANADA ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

3016117 NOVA SCOTIA ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


HYDRAMACH ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


BUTTERS ENGINEERING SERVICES LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


INVERCOE ENGINEERING LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


LOWFILE LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director

REDCROWN ULC


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


MMH (HOLDINGS) LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


MORRIS MATERIAL HANDLING LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


M.M.H. INTERNATIONAL LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Director


MORRIS MATERIAL HANDLING MEXICO
  S.A. DE C.V.


By: /s/ Peter A. Kerrick
      Name: Peter A. Kerrick
      Title:   Director

BIRMINGHAM CRANE & HOIST, INC.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


ARIZONA MOTOR AND CONTROL CORPORATION


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


DAJU HOLDINGS LTD.


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


OVERHEAD CRANE SERVICE & SUPPLY
  COMPANY LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary


OVERHEAD CRANE SERVICE AND SUPPLY
  COMPANY (SUDBURY) LIMITED


By: /s/ Martin L. Ditkof
      Name: Martin L. Ditkof
      Title:   Secretary

MORRIS MATERIAL HANDLING
AUSTRALIA PTY LIMITED


By: /s/ Michael John Maddock
      Name: Michael John Maddock
      Title: Director


MORRIS JDN PTY LIMITED


By: /s/ Michael John Maddock
      Name: Michael John Maddock
      Title: Director

MORRIS POWERLEC PTY LIMITED


By: /s/ Michael John Maddock
      Name: Michael John Maddock
      Title: Director

                                   Schedule 1

A. Percentage of the Additional Sponsor Participation purchased by each Sponsor:
         Martin Crane L.L.C.        100%

B. Aggregate amount of unfunded Total Acquisition Term Loan Commitment purchased by each Sponsor:

         Martin Crane L.L.C.        $20,501,008.11

C.  Amount of the
         unfunded Acquisition
         Term Loan
         Commitment
         of each
         Selling Bank
         purchased by
         each Sponsor:

                                                       Martin Crane L.L.C.

CIBC Inc.                                                       $2,821,239.67
Credit Agricole Indosuez                                        $2,068,909.07
Bank Boston, N.A.                                               $2,256,991.72
ABN-AMRO Bank N.V.                                              $1,692,743.79
Bank Austria Creditanstalt Corporate Finance, Inc.              $2,068,909.07
The First National Bank of Chicago                              $1,692,743.79
First Union National Bank                                       $2,068,909.07
Fleet National Bank                                             $2,068,909.07
Fleet Business Credit Corporation                               $1,692,743.79
Wells Fargo Bank, N.A.                                          $2,068,909.07
                                                                ---------------
                                            Total               $20,501,008.11

                                                                      Schedule 2

                       Addresses and Transmission Numbers
                                   for Notices

Administrative Agent:

Canadian Imperial Bank of Commerce              425 Lexington Avenue
                                                New York, NY 10017
                                                F:212-856-3991
                                                Contact: Lindsay Gordon

Selling Banks:

CIBC Inc.                                       425 Lexington Avenue
                                                New York, NY 10017
                                                F:212-856-3991
                                                Contact: Lindsay Gordon

Credit Agricole Indosuez                        1211 Avenue of the Americas
                                                New York, NY 10036
                                                F:212-278-2285
                                                Contact: Matthew Linett

Bank Boston, N.A.                               100 Federal Street
                                                Boston, MA 02110
                                                F:617-434-4929
                                                Contact:  Linda Alto

ABN-AMRO Bank N.V.                              North American Special Credits
                                                10 East 53rd Street
                                                New York, NY 10022
                                                F:212-891-0650
                                                Contact:  William Fitzgerald

Bank Austria Creditanstalt                      4 Embarcadero Center, Suite 630
Corporate Finance, Inc.                         San Francisco, CA 94111
                                                F:415-781-0622
                                                Contact:  Patrick J. Rounds

                                     Page 2
                                   Schedule 2
 The First National Bank                       One First National Plaza
 of Chicago                                    Mail Suite 0088
                                               Chicago, IL  60670
                                               F:312-732-5161
                                               Contact:  Deborah Stevens

 First Union National Bank                     One First Union Center
                                               301 S. College, 5th Floor
                                               Charlotte, NC 28288-7045
                                               F:704-374-4793
                                               Contact:  Scott Santa Cruz

 Fleet National Bank                           Mail Code: RIMOM20A
                                               111 Westminster Street
                                               Providence, RI 02903
                                               F:401-278-6026
                                               Contact:  Alisa Cure

 Fleet Business Credit                         500 Greenpointe Center West
 Corporation                                   Teaneck, NJ 07666
                                               F:201-836-4744
                                               Contact: Alan Lyster

 Wells Fargo Bank, N.A.                        1445 Ross Avenue, Suite 400
                                               Dallas, TX 75202
                                               F:214-777-4044
                                               Contact:  Dana D. Cagle

Sponsors:

Martin Crane L.L.C.                            717 Fifth Avenue, 23rd Floor
                                               New York, NY 10022
                                               F:212-521-5533
                                               Contact:  David Stonehill

Credit Parties: The address and transmission number for each of the Credit Parties is:

                                    4915 South Howell Avenue
                                    Milwaukee, WI 53207
                                    F: 414-486-6146
                                    Contact:  Martin Ditkof